UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): October 14, 2009

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

On October 14, 2009, Midas Medici Group Holdings, Inc. (“Midas Medici”) and its wholly owned subsidiary, UtiliPoint International, Inc. (“UtiliPoint” and collectively, the “Company”), entered into a Revolving Loan Agreement with Proficio Bank (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, the Lender agreed to loan up to $500,000 (the “Loan”) to the Company which amounts will be evidenced by a Senior Secured Revolving Promissory Note.
The Loan matures on October 14, 2010, unless earlier accelerated upon the occurrence of an event of default, as such term is defined in the Loan Agreement. Interest on the Loan is payable monthly in arrears commencing on November 1, 2009, at a rate which is equal to the published Wall Street Journal prime rate plus 2.5%, or a minimum of  6.5%. In the event of default, as such term is defined in the Loan Agreement, the interest rate shall bear additional interest of 3%.  Pursuant to the terms of the Loan Agreement, events of default include: (i) failure by the Company to make any payments due under the Loan within 10 days of the due date, (ii) the Company’s failure to make any required payments on any material obligation for money borrowed or the Company’s failure to pay its debts as they become due, unless the debts are the subject of a bonafide dispute; (iii) default under the security agreement or any other agreement executed in favor of Proficio; (iv)  breach of any representation or warranty by the Company under the Loan Agreement; (v) failure to perform or observe any covenants under the Agreement, which failure continues for 10 days after written notice from Proficio; (vi) the Company’s assignment for the benefit of its creditors, or taking action with respect to the appointment of a receive or custodian for the Company or a substantial part of its business or the filing of any proceeding under any bankruptcy or similar law or if any such petition or proceeding has been commenced against the Company, such petition is not dismissed within 60 days; (vii) the Company concealing or removing any of its assets with the intent to defraud its creditors or making a fraudulent transfer  or while insolvent, permitting a creditor to obtain a lien on its property, which is not vacated within 30 days.

The Loan is secured by all property of the Company, including, all accounts, inventory, furniture, fixtures, equipment leasehold improvements, chattel pager and general intangibles of the Company and all proceeds thereof.

In connection with the Loan Agreement, the Company paid an origination fee of 2% or $10,000. The proceeds of the Loan are to be utilized solely for working capital purposes.  At the closing of the Loan Agreement, the Company issued a senior secured revolving promissory note to Proficio Bank in the amount of $150,000.

In connection with the Loan, in addition to the Loan Agreement, the Company entered into a Security Agreement with Proficio and the holders of the senior subordinate debentures issued by Utilipoint entered into a Subordination and Standstill Agreement.  In addition, Knox Lawrence International, LLC (“KLI”) issued a comfort letter to Proficio Bank.  Nana Baffour, the CEO and Co-Executive Chairman of Midas Medici and Johnson Kachidza, the President and Co-Executive Chairman of Midas Medici are key shareholders of KLI.

The foregoing summaries of the terms of the Loan Agreement and the related agreements executed in connection therewith, are subject to, and qualified in their entirety by such documents attached hereto as Exhibits 10.1 through 10.5, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Revolving Loan Agreement among Midas Medici Group Holdings, Inc., UtiliPoint International, Inc. and Proficio Bank.

10.2	Form of Secured Revolving Promissory Note

10.3	Security Agreement among Midas Medici Group Holdings, Inc., UtiliPoint International, Inc. and Proficio Bank.

10.4	Subordination and Standstill Agreement among, Bruce R. Robinson Trust under agreement dated March 27, 2006, Jon Brock, Robert C. Bellemare, and Knox Lawrence International, LLC

10.5	Comfort Letter by Knox Lawrence International, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: October 20, 2009	By:	/s/ Nana Baffour
Name: Nana Baffour
Title: CEO and Co-Executive Chairman

Index to Exhibits

Exhibit Number	Description
10.1	Revolving Loan Agreement among Midas Medici Group Holdings, Inc., UtiliPoint International, Inc. and Proficio Bank.

10.2	Form of Secured Revolving Promissory Note

10.3	Security Agreement among Midas Medici Group Holdings, Inc., UtiliPoint International, Inc. and Proficio Bank.

10.4	Subordination and Standstill Agreement among, Bruce R. Robinson Trust under agreement dated March 27, 2006, Jon Brock, Robert C. Bellemare, and Knox Lawrence International, LLC

10.5	Comfort Letter by Knox Lawrence International, LLC